EXHIBIT 10.1

INVESTOR RELATIONS AGREEMENT

THIS INVESTOR RELATIONS AGREEMENT (the "Agreement") is made effective this 31st day of December, 2009 (the  "Effective Date") by and between Thomas Yarbray, whose principal offices are located at 78365 Highway 111, #287, La Quinta, CA  92253 (hereinafter  referred to as the  "Consultant") and U.S. Natural Nutrients & Minerals, Inc., a Nevada  corporation  whose principal offices are located at 375 N. Stephanie Street, Building 2, Suite 211A, Henderson, NV 89014, (hereinafter  referred  to as the  "Client"  or the "Client").

RECITALS

      A.  Consultant is experienced in providing financial public relations  and  investor  relations  services  to  micro-cap  public companies and has developed relationships with retail stock brokers, individual investors,  institutional investors,  investment bankers, which will assist the Client in enhancing the market recognition of the underlying  fundamental  value of the Client's  publicly  traded shares and raising debt and/or equity capital.

      B.  Client wishes to engage the financial public and investor relations advisory services of Consultant specifically to advise, assist, consult and provide the services discussed in Sections 2(a) through (d), below.

      C.  Consultant agrees to be retained for the foregoing purposes, subject to the terms and conditions provided in this Agreement.

AGREEMENT

      NOW THEREFORE, in consideration  of the mutual  promises,  covenants and agreements contained herein, and for other good and valuable consideration,  the receipt  and  sufficiency  of  which  are  expressly  acknowledged,  Client  and Consultant agree as follows:

(1)

Scope of  Representation.  Client engages Consultant to provide Client with the investor relations services on a non-exclusive basis described in Sections 2(a) through (d) below.

(2)

Engagement and Services of Consultant.  Consultant will develop a comprehensive  financial  relations  strategic plan with the following goals, all of which are designed to achieve increased and sustained share value:

a. Implement a comprehensive and aggressive  investor  relations  program with  the  main  purpose  of  introducing  the  Client  to  institutional investors, money managers, and high net worth brokers.

b.  Obtain invitations to  and  coordinate  participation  in  financial      industry conferences.

c.  Assist with  day-to-day  investor  communications  (i.e.  shareholder calls,  scheduling   appointments,   sending  introductory  and  follow-up      materials).

d. Assist the Client to carry out its programs and objectives as outlined below:

        (i).  Develop a coordinated  package of financial  public  relations materials,   including  PowerPoint,   fact  sheet,  press  releases, corporate package, etc., that is acceptable to the Client and review and advise on features  and  functionality  of the Client’s website in this regard.

(ii).  Introduce the Client to financial intermediaries with the goal of fulfilling the Client's financial needs.

(iii).  Increase liquidity in the Client's  stock with the goal of            attaining  new  market  makers  and   introducing   the  Client  to            professionals in the investment community.

(iv). Develop institutional ownership in the Client's stock.

(v). Assist in obtaining research from reputable institutional sales and small cap research analysts.

(vi).  Create  financial  media  opportunities  for the  Client  as appropriate.

       (vii).  Coordinate all day-to-day investor relation's  activities -press releases,  dissemination of information,  earnings  conference calls, etc.

In conducting the foregoing efforts, Consultant will rely on the Client to provide all necessary  information  regarding the Client and its business. The Client will furnish Consultant with all relevant  publicly  available material and information regarding the business and financial condition of Client that will be accurate and complete in all material respects at the time  furnished  and  will  represent   their  best  estimates  of  future performance  in the  context  of all  applicable  U.S.  Federal  and State  securities  laws  and the  Securities  Exchange  Act of 1934,  as  amended (hereinafter  the "Act"),  with  specific  reference to required  material disclosures  and  standard  disclaimers   regarding  estimates  of  future performance. Consultant will be relying, without independent verification, on the accuracy and  completeness  of all financial and other  information that is and will be  furnished  to  Consultant  by the Client.  Any advice rendered by  Consultant  pursuant to this  Agreement  may not be disclosed publicly in any manner  without  Consultant's  prior written  approval and will be  treated  by  Client  and  Consultant  as  confidential.  Under no circumstances  shall  Consultant  be  required  to  provide  any  services pursuant  to this  Agreement  that  would  require  registration  or other filings by Consultant  under any United States federal or state securities laws.

In the  event  the  Client  provides  any  non-public  information  to the  Consultant, in connection with this Agreement or otherwise, the Consultant   agrees to maintain such  information  in  confidence  in  compliance  with  Regulation FD.

(3) Consultant's Expenses. Throughout the term of this Agreement, the Consultant shall  provide  the  types of  services  set forth in  Section 2 (a) through (d).  Consultant  shall  perform such  services at and from its  principal place of business.  Consultant shall be entitled to reimbursement by the Client for ordinary and reasonable  expenses  incurred  during the  performance of this Agreement, provided the Consultant obtains Client's prior written authorization to incur such expenses.

(4) Independent  Contractor; No Power to Bind. Consultant is not an employee of the Client for any purpose  whatsoever,  but is an independent  contractor.  Consultant shall report directly to the Client’s Chief Executive Officer.  All worked performed by the Consultant shall be at the specific direction of such Chief Executive Officer and not otherwise. Consultant does not have the right or authority to create a contract or obligation either express or implied,  on behalf of, in the name of or  binding  upon the Client or to pledge the Client's  credit,  or to extend credit in the Client's name unless otherwise agreed in writing.  Consultant shall have no right or authority to commit Client in any manner without the prior written consent of the Client.

(5)  Compensation.  Client  hereby  covenants and agrees to pay  Consultant  the following compensation:

a. The  Client  will  pay Consultant a  monthly  retainer  fee of  $5,000  (five thousand  dollars) for the term of this  agreement, payable in bi-monthly installments of $10,000 on the first business day of every other month commencing February 1, 2010.  By mutual agreement between the Client and Consultant, in lieu of cash, payments may be made in shares of Client’s Common Stock issued pursuant to the Company’s 2010 Employee, Director and Consultant Stock Plan (the “Plan”). The Client commits to maintain a current S-8 Registration Statement in effect with respect to the Plan.  For these purposes, Client’s Common Stock shall be valued based upon the highest bid price for such stock as of the most recent trading day at the time such payment is due.  Said shares shall be issued not later than five (5) business days following the date such payment is due.  Should such shares not be timely issued, payment of the amount due in cash shall become immediately due and payable.  The monthly retainer shall commence as of December 1, 2009 and run for a period of 12 months, unless the Agreement is terminated by Client as discussed in Section 6, below.

b. Within five (5) business days of the execution of this Agreement,  the  Client  will issue to Consultant (1) two  hundred  fifty thousand  (250,000)  newly-issued common shares of the Client  (the "Shares") and (2) a warrant to purchase two hundred fifty thousand (250,000) common shares of the Client exercisable at a price of $0.085 per share that will vested and become exercisable at the rate of 50,000 shares per year with the first 50,000 shares vesting on January 1, 2011 and an additional 50,000 shares vesting on January 1 of each succeeding year for a period of four (4)  years.  The vesting schedule would accelerate upon a change of control of the Client.  No shares may be exercised under the Warrant if the shares so exercised, combined with all other shares held by the Consultant at the time, would exceed 4.9% of the total issued and outstanding shares of the Client at the time.  Within five (5) business days of the date the Client is first eligible to file a registration statement on Form S-8, the Client will file a registration statement on Form S-8 with respect to the two hundred fifty thousand shares issued to Consultant pursuant to paragraph 5(b)(1), above.   The Client shall instruct its transfer agent to issue the necessary stock certificates, and shall instruct its counsel to issue the necessary written opinion of counsel for the Client confirming that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Client.  Client warrants that all common shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the Client's board of directors shall have duly authorized the issuance, and any transfer of them to Consultant.

(6) Term. The term of this Agreement shall commence on the Effective Date and run for an initial term of one year. This Agreement  can be  terminated  at any time by Client if  Consultant is guilty of gross  negligence,  willful  misconduct and/or  malfeasance,  upon 30 days prior written  notice  thereof to the other party, provided however, that: a) any termination of Consultant's  engagement hereunder shall not effect the Client's obligation to pay the full fees  provided for and referred to in paragraph  5(b) hereof at the times and  amounts  specified  for the initial term of one year, and; b) any termination of Consultant's  engagement hereunder shall not affect the Client's obligation to reimburse Consultant for expenses incurred in the performance of its engagement prior to such termination.

(7) Warranties and Representations. Consultant's services are provided on a best efforts basis and are based on Consultant's personal  experience and expertise. There  are no  guarantees,  warranties  and  representations  of any  kind  that Consultant's  advice or  services  will  produce  any  specific  results for the benefit of the Client.  Actual results may substantially and materially differ from those suggested by Consultant.  Consultant represents and warrants to the Client that:

a. Consultant is under no contractual restriction or other  restrictions or obligations that are inconsistent with this Agreement,  the performance of its duties and the covenants hereunder,

b. Consultant  is familiar  with all federal and state  securities  laws applicable  to the  performance  of its services as  contemplated  in this Agreement,  including  Sections  17(b) of the  Securities  Act of 1933, as amended (the "Securities  Act"),  Sections 9 and 10(b) of the Exchange Act and Regulation FD;

c.  Consultant  will  comply  with  all  applicable   federal  and  state securities  laws in the  performance of the services under this Agreement; and

d. The Client  acknowledges  that the  Consultant will not be prevented from providing financial public relations and investor  relations services and consulting advice (of the type  contemplated  by this  Agreement)  to others and that nothing  herein  contained  shall be  construed  to limit or restrict  the Consultant  in providing the  aforesaid  services to others,  or rendering such advice to others.

(8) Notice. Except as otherwise  specifically  provided, any notices to be given hereunder shall be deemed given upon personal  delivery,  upon the next business day immediately  following the day sent if sent by overnight express carrier, or upon the third  business day following the day if sent by fax and  separately by postage prepaid by certified or registered mail,  return receipt  requested,  to the  following  addresses  (or such other  address as shall be  specified in any notice given):

In case of Client:

US Natural Nutrients & Minerals, Inc.

375 N. Stephanie Street

Building 2, Suite 211A

Henderson, NV 89014

In case of Consultant:

Thomas Yarbray

78365 Highway 111, #287

La Quinta, CA  92253

(9) Hold Harmless;  Indemnification.  Client and  Consultant  agree to hold each other harmless and indemnify  each other from and against any  liability,  loss, cost, expenses or damages, including attorney's fees, howsoever caused by reason of any injury or loss sustained by or to any person or property by reason of any actual or alleged wrongful act,  misrepresentation  or omission except for gross negligence,   willful   misconduct   or   malfeasance   of,  or  breach  of  any representation, warranty or covenant.

(10)  Applicable  Law.  This  Agreement  shall  be  construed  as  whole  and in accordance  with its fair  meaning.  This  Agreement  shall  be  interpreted  in accordance with the laws of the State of California.

(11) Entire Agreement. This Agreement, together with the documents and exhibits referred  to herein,  embodies  the entire  understanding  among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions,  conditions or warranties,  or  representations  other than as expressly  stated in this  Agreement,  or as  subsequently  set forth in writing,  signed by the duly  authorized  representatives  of all of the parties hereto.  This Agreement,  when executed shall supersede and render null and void any and all preceding oral or written understandings and agreements.

(12) Conflict of Interest.  Consultant represents that it is not presently aware of any conflicts of interest.  The parties,  however,  acknowledge  that, in the course of Consultant's  services during the term thereof,  Consultant may now or in the future have  certain  potential or actual  conflicts of interest.  In the event Client and/or Consultant become aware of a potential or actual conflict of interest, the parties  agree to, in good faith,  utilize  their best efforts to resolve such conflict of interest, waive such conflict of interest ( which shall only be effective if contained in a written instrument executed by both parties) or, in the event the  conflict  of  interest  cannot be  resolved  to the mutual satisfaction  of the  parties  or  waived,  then the party  complaining  of such conflict  of interest  or who may be harmed by such  conflict of interest  shall have a right to terminate  this  contract . Nothing in this  Agreement  shall be construed to prohibit or interfere  with the Client  retaining  any  investment banker or corporate  financial  advisor it chooses at its sole discretion at any time.

(13) Waiver of Breach. The waiver by a party hereto of a breach of any provision of  this  Agreement  shall  not  operate  or be  construed  as a  waiver  of any subsequent breach of this Agreement.

(14) Assignment. Except as otherwise provided herein, the rights and benefits of the parties  contained  in this  Agreement  shall inure to the benefit of and be binding   upon   the   successors,   assigns,   administrators,   and   personal representatives of the parties hereto.  Consultant's duties under this Agreement cannot be delegated to any third parties without the written consent of the Client and any permitted assignee must agree to act in accordance  with the terms and conditions of this Agreement.

(15) Compliance with Law. During the term, the Consultant shall comply with all laws  and  regulations  applicable  to the  Consultant  in the  conduct  of its business and performance of its obligations hereunder.  The Agreement is subject to the jurisdiction of and laws of the State of California.

(16) No Oral Change; Waiver. This Agreement may only be changed, modified,  or amended in writing by the mutual consent of the parties  hereto.  The provisions of this  Agreement  may only be  waived  in or by  writing  signed  by the party against whom enforcement of any waiver is sought.

(17) Severability. If any provision of this Agreement shall be held or deemed to be,  or  shall  in fact be,  inoperative  or  unenforceable  as  applied  in any particular  case because it  conflicts  with any other  provision or  provisions hereof,  or any other  provision or provisions  hereof,  or any  constitution or statute or rule of public policy,  or for any other reason,  such  circumstances shall not have the effect of rendering the provision in question  inoperative or unenforceable  to any  extent  whatsoever.  The  invalidity  of any  one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed,  accepted and executed this Agreement on December 31, 2009:

         U.S. NATURAL NUTRIENTS & MINERALS, INC.

/s/ James Harrison

        By: ______________________________________

James Harrison, President

    /s/ Thomas Yarbray

    ____________________________________________

    Thomas Yarbray